Section 240.14a-101 Schedule 14A.
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

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PUBLIC SERVICE ENTERPRISE GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Public Service Enterprise Group Incorporated 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 20, 2004
AND
PROXY STATEMENT

To the Stockholders of Public Service Enterprise Group Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April 20, 2004, at 2:00 P.M., for the following purposes:

1.

To elect one member of Class I of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2006 and three members of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2007, in each case until their respective successors are elected and qualified;

2.	To consider and act upon the approval of the 2004 Long-Term Incentive Plan;
3.	To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditor for the year 2004;
4.	To consider and act upon a stockholder proposal relating to the nomination of at least two candidates for each open Board position, if the proponent presents the proposal at the meeting; and
5.	To transact such other business as may properly come before said meeting or any adjournment thereof.

Stockholders entitled to vote at the meeting are the holders of Common Stock of record at the close of business on February 20, 2004.

By order of the Board of Directors,

EDWARD J. BIGGINS, JR. Secretary

March 1, 2004

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY. TELEPHONE AND ELECTRONIC VOTING ARE ALSO AVAILABLE. PLEASE USE THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS SHOWN ON THE PROXY FORM.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (PSEG) on behalf of its Board of Directors to be voted at its 2004 Annual Meeting of Stockholders. PSEG is a public utility holding company that owns directly four subsidiaries: Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; PSEG Power LLC (Power), which is an electric generation and wholesale energy marketing and trading company; PSEG Energy Holdings L.L.C. (Energy Holdings), which directly owns energy-related businesses that operate electric generation and distribution in selected international and domestic markets and provide capital to finance energy-related assets; and PSEG Services Corporation (Services), which provides management and administrative services to PSEG and its subsidiaries. The complete mailing address of the principal executive offices of PSEG is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. PSEG’s Internet site can be reached at www.pseg.com. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders and made available electronically via the Internet was March 10, 2004.

Every vote is important. Accordingly, each stockholder is urged to sign, date, and return the accompanying proxy form whether or not he or she plans to attend the meeting. In the alternative, stockholders of record may vote their proxies using the toll-free telephone number listed on the proxy form or via the Internet at the electronic address also listed on the proxy form. When a proxy form is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented thereby will be voted by the persons named as proxies in accordance with the voting stockholder’s directions.

Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. Stockholders voting telephonically or electronically should follow the directions given during the call or on the computer screen.

For shares held in the name of a bank or broker, stockholders should follow the voting instructions on the form received from such bank or broker. For such shares, the availability of telephone or Internet voting will depend on the voting processes of the relevant bank or broker.

PSEG requests that if a stockholder plans to attend the Annual Meeting, he or she should indicate so on the proxy form or in voting shares telephonically or electronically. AN ADMISSION TICKET IS PRINTED ON THE TOP PORTION OF EACH PROXY FORM AND SHOULD BE USED BY EACH STOCKHOLDER WHO PLANS TO ATTEND THE ANNUAL MEETING. Maps and information regarding directions to the meeting location at The New Jersey Performing Arts Center, in Newark, New Jersey, may be found at the back of this Proxy Statement.

A proxy given in the form which accompanies this Proxy Statement or a vote telephonically or electronically is revocable. However, by law, the presence at the Annual Meeting of a stockholder who has given such a proxy will not revoke the proxy, unless the stockholder files a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the meeting, or the stockholder votes the shares subject to the proxy by written ballot.

This year we have included together with this Proxy Statement and the Annual Report to Stockholders, PSEG’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), which contains the 2003 Consolidated Financial Statements and Notes of PSEG, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Independent Auditor’s Report.

VOTING SECURITIES

Holders of record of the 236,201,147 shares of PSEG Common Stock outstanding at the close of business on February 20, 2004 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted. All votes will be tabulated by an independent inspector of elections.

The accompanying proxy includes any shares registered in the names listed thereon in Enterprise Direct (formerly, the Dividend Reinvestment and Stock Purchase Plan) and the Employee Stock Purchase Plan. If no instructions are received with respect to shares held in Enterprise Direct, the administrator of that plan will vote those shares in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

Participants in the PSEG Thrift and Tax-Deferred Savings Plan or PSEG Employee Savings Plan will receive a separate direction card from the respective plan’s trustee for shares that have been allocated to their accounts under the Enterprise Common Stock Fund and their ESOP Accounts. The trustee will vote the shares of PSEG Common Stock beneficially owned by the participant under the respective plan in accordance with such participant’s instructions.

Stockholders are entitled to cumulative voting in the election of directors. This means that stockholders may cast with respect to the class to be elected a number of votes equal to the number of votes to which their shares are entitled, multiplied by the number of directors to be elected in that class. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.

CORPORATE GOVERNANCE

Management of PSEG is under the general direction of the Board of Directors. The Board has adopted and operates under PSEG’s Corporate Governance Principles which reflect PSEG’s current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the New York Stock Exchange, Inc. (NYSE). The Corporate Governance Principles are posted on PSEG’s website, www.pseg.com/investor/governance.

Under the Corporate Governance Principles and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established standards for director independence, which are set forth in the Corporate Governance Principles. These standards require that to be independent, a director may not be an employee and no member of the director’s immediate family may be an executive officer of PSEG or its subsidiaries, or any company where any executive of PSEG or its subsidiaries serves on the compensation committee, or that makes payments to or receives payments from PSEG or its subsidiaries in any year more than the greater of $1 million or 2% of such company’s consolidated gross revenue, nor may any of them receive more than $50,000 in direct compensation (other than fees and compensation provided to directors generally) or be affiliated or employed by PSEG’s independent auditor. In addition, to be independent, a director may not be an executive officer of a charity if contributions by PSEG and its subsidiaries exceed the greater of $1 million or 2% of the charity’s consolidated gross revenue. These limitations apply for three years after the end of the applicable affiliation or arrangement. As determined by the Board, all of the current directors, with the exception of E. James Ferland, the Chairman of the Board, President and Chief Executive Officer, are independent under the Corporate Governance Principles and the requirements of the NYSE.

PSEG has adopted a code of ethics entitled Standards of Integrity applicable to it and all its subsidiaries. The Standards of Integrity are an integral part of PSEG’s business conduct compliance program and embody the commitment of PSEG and its subsidiary companies to conduct operations in accordance with the highest legal and ethical standards. The Standards of Integrity apply to all PSEG directors, employees, contractors and consultants, worldwide. Each is responsible for understanding and complying with the Standards of Integrity.

The Board has had for a number of years an Audit Committee, a Corporate Governance Committee and an Organization and Compensation Committee, each consisting solely of independent directors. As discussed more fully below, each of these committees has a charter that defines its roles and responsibilities. The charters are posted on PSEG’s website, www.pseg.com/investor/governance.

During 2003, the Board and these committees assessed PSEG’s governance practices in light of new statutory requirements, including the Sarbanes-Oxley Act of 2002, the regulations of the SEC and the rules of the NYSE. As a result, the Corporate Governance Principles and existing committee charters were modified to reflect current practices and new requirements.

The Board of Directors holds regular monthly meetings, except in February, May and August, and meets on other occasions when circumstances require. The Board met nine times in 2003, and, on average, the meetings lasted approximately three hours. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings. In addition, during 2003, Caroline Dorsa, E. James Ferland, Albert R. Gamper, Jr. and Conrad K. Harper served on the Board of Directors of PSE&G. Mr. Ferland also served on the Boards of Directors of Energy Holdings, Power and Services. The PSE&G Board met nine times in 2003. Committee membership and membership on the PSE&G Board is shown in the biographies under “Election of Directors.”

The Corporate Governance Principles adopted by the Board of Directors provide that the Board will meet periodically on a regular basis at least twice each year in executive session without management in attendance. In such cases, the Board designates a non-management director to chair the meeting who is the independent Committee Chair most closely associated with the business at hand. The independent directors will meet in executive session at least once a year with only independent directors present. During 2003, one executive session was held with only independent directors present. In addition, the Audit Committee, the Corporate Governance Committee and the Organization and Compensation Committee each meet periodically with only independent directors present.

Under the Corporate Governance Principles, each director is expected to attend all Board meetings and all meetings of committees of which such director is a member, as well as the Annual Meeting of Stockholders. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

Under the retirement policy for directors, directors who have never been employees of the PSEG group of companies and directors who are former chief executive officers of PSEG may not serve as directors beyond the Annual Meeting of Stockholders following their seventieth birthday. Directors who are former employees, other than chief executive officers, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies. In addition, directors must submit a letter of resignation upon a change in primary employment.

As set forth in the Corporate Governance Principles, stockholders and other interested parties may communicate directly with the Board, including the independent directors of PSEG, by writing to Edward J. Biggins, Jr., Secretary of PSEG, at the address above, and indicating who should receive the communication. Unless the context otherwise requires, the Corporate Secretary will provide the communication to the independent Chair of the Board Committee most closely associated with the nature of the request.

Committees of the Board

The committees of the Board and their principal functions are as follows:

Audit Committee

Assists the Board in fulfilling its responsibility for oversight of the integrity of PSEG’s financial statements, and the quality and integrity of the accounting, auditing and financial reporting practices of PSEG, with open and free access to all information of PSEG and its subsidiaries. Solely responsible for the appointment, termination, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. Reviews independence of independent auditor, services provided by them, their fees and peer review reports of their performance. Pre-approves the services provided and fees paid to the independent auditor for all services provided to PSEG and its subsidiaries. Reviews with the independent auditor, management and internal auditors the annual audited and quarterly financial statements and evaluates the acceptability and quality of such financial statements and PSEG’s accounting, reporting and auditing practices. Generally discusses earnings press releases, financial information and earnings guidance provided to analysts and rating agencies, policies with respect to risk assessment and risk management. Recommends to the Board of Directors the inclusion of the audited financial statements in PSEG’s Annual Report to the SEC on Form 10-K. Resolves any disagreements which may arise between management and the independent auditor regarding financial reporting.

Annually reviews and assesses the Audit Committee Charter. Provides oversight of the internal audit and environmental, health and safety audit functions of PSEG. Reviews annual audit reports of both independent and internal auditors, as well as environmental health and safety auditors. Reviews planned scope of future audits. Ascertains implementation of auditors’ recommendations. Reviews internal auditing procedures and internal accounting controls. Reviews adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, business conduct compliance program (including environmental health and safety compliance) and business ethics. Meets privately with representatives of the independent auditor, internal auditors and environmental auditors. Reviews the status of pending material litigation, and legal and business conduct compliance. Reviews compliance with legal and regulatory requirements.

The Audit Committee is comprised of three or more independent directors, as defined by the Board, who are generally knowledgeable in financial matters, including at least one member with accounting or financial management expertise. In addition to meeting the requirements for being an independent director, members may receive no direct or indirect compensation from PSEG or its subsidiaries, other than as a director or committee member, and may not be affiliated with PSEG or its subsidiaries, in accordance with applicable legal requirements.

The Board determines annually, and upon a change in Audit Committee composition, the independence, financial literacy and financial expertise of the Committee members and makes written affirmation to the NYSE in accordance with its rules. In accordance with the rules of the SEC and the NYSE, PSEG maintains an Audit Committee consisting solely of directors who are independent of management. Also, in accordance with the NYSE rules, the Board has determined that all members of the Audit Committee are financially literate and, in addition, that each member of the Audit Committee possesses financial expertise, as defined in NYSE rules. The Board of Directors further has determined that each of Albert R. Gamper, Jr., Caroline Dorsa, William V. Hickey, Shirley Ann Jackson, Thomas A. Renyi and Richard J. Swift, the members of PSEG’s Audit Committee, is an “audit committee financial expert” as defined under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

PSEG and the Board believe that the current composition of the Audit Committee provides that Committee with the requisite expertise and experience to recommend to the Board of Directors the inclusion of PSEG’s financial statements in the Form 10-K. The Board will consider this matter annually as a part of its ongoing governance review. The Audit Committee will also continue its assessment and enhancement of governance practices, including assurance that there exist adequate independent procedures for receipt and treatment of complaints regarding accounting, internal controls or auditing matters.

Meets at least four times per year, and in executive session at least three times per year, without management present. The Audit Committee held eight meetings in 2003. The Audit Committee Report appears below on page 19. The Audit Committee Charter is attached as Appendix A and posted on PSEG’s website, www.pseg.com/investor/governance.

Corporate Governance Committee

Monitors the composition of the Board to assure a reasonable balance of professional interests, business experience, financial expertise and independence. Considers qualifications of Board members and evaluates prospective nominees identified by the Corporate Governance Committee or by other Board members, management, stockholders or other sources. The Corporate Governance Committee retains for a fee third-party executive search firms to assist it in identifying and recruiting potential nominees for consideration for election to the Board. Recommends to the Board membership changes and nominees to maintain requisite balance. Also considers the amount of time that a person will likely have to devote to his or her duties as a director, including non-PSEG responsibilities as an executive officer, board member or trustee of businesses and charitable institutions, and the contribution by directors to the ongoing business of PSEG. Further evaluates the continuity current directors bring to service on the Board versus the benefit from new ideas and perspectives that new members bring to the Board. The Committee does not believe it is appropriate to set limits on outside board memberships or the length a director’s term, but monitors the above factors to attempt to assure that the Board contains an effective mix of people to best further PSEG’s long-term business interests. The Corporate

Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or from other sources.

Periodically evaluates performance of the Board and its committees, including a review of the size, structure and composition of the Board and its committees and their governance practices and makes recommendations to the Board. Makes recommendations to the Board to improve effectiveness of the Board and its committees. Recommends to the Board the chairs and members of Board committees.

Membership consists of three or more independent directors. Meetings are held at least two times per year, and in executive session at least once per year, without management present. The Corporate Governance Committee met five times in 2003. The Corporate Governance Committee Charter is posted on PSEG’s website, www.pseg.com/investor/governance.

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Edward J. Biggins, Jr., Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, the By-Laws of PSEG require that shareholder nominations must be submitted at least 90 days in advance of an Annual Meeting.

The Corporate Governance Committee seeks candidates for the Board of Directors with an attained position of leadership in their field of endeavor, breadth of experience and sound business judgment. It is the policy of the Board of Directors that a person who is not an employee of PSEG shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

Executive Committee

Except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board of Directors when the Board is not in session. Membership consists of the Chairman of the Board and at least one independent director. This Committee meets only if it is impracticable to convene the full Board. It did not meet during 2003.

Finance Committee

Considers financial policies, or changes therein, before presentation to the Board of Directors. Periodically reviews and makes recommendation to the Board of Directors regarding PSEG’s financial planning and significant financial decisions. Makes recommendations to the Board of Directors regarding the issuance and sale of securities and project investment and cash investment guidelines. Oversees the trust funds of the pension plans and nuclear decommissioning trust fund of PSEG and its subsidiaries. Consists of three or more members, the majority of which are independent directors. Meets at least three times per year. The Finance Committee held three meetings in 2003.

Nuclear Committee

Provides an independent basis for evaluating the safety and effectiveness of PSEG’s nuclear operations. Specific attention is provided to evaluation of overall management attention to nuclear safety, regulatory issues, other evaluations of nuclear operations and to improvement in operations. Consists of three or more independent directors and meets at least three times per year. The Nuclear Committee held four meetings in 2003.

Organization and Compensation Committee

Reviews, approves and modifies, as necessary, PSEG’s executive compensation policy. Studies and makes recommendations to the Board of Directors concerning corporate organization in general and compensation for directors and certain executives. Administers the compensation program for executive officers and key employees. Makes comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers. Reviews and makes recommendations to the Board of Directors with respect to certain incentive compensation programs for officers and other key employees and certain benefit plans for directors and officers. Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and, with the independent Board members, determines and approves the CEO’s compensation level based on this evaluation. Administers certain benefit plans for directors and officers. Annually reviews management succession and development plans and performance reviews for the CEO and certain other key members of management. Retains independent compensation consultants to assist it in designing compensation programs that are consistent with comparable industry practices.

Consists of three or more independent directors who meet at least two times per year and in executive session at least two times per year, without management present. The Organization and Compensation Committee held five meetings in 2003. The Organization and Compensation Committee Report on Executive Compensation appears below on page 17. The Organization and Compensation Committee Charter is posted on PSEG’s website, www.pseg.com/investor/governance.

Proposal 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. Directors whose terms expire are eligible for renomination and will be considered by the Corporate Governance Committee in accordance with its policies, which are described above under “Corporate Governance—Committees of the Board,” and subject to the retirement policy for directors mentioned above.

The present terms of the three directors included in Class II of the Board of Directors, Albert R. Gamper, Jr., William V. Hickey and Richard J. Swift, expire at the 2004 Annual Meeting. Messrs. Hickey and Swift have been nominated to serve as directors in Class II for three-year terms, which will expire at the 2007 Annual Meeting.

In addition, Ernest H. Drew has been nominated to serve as a director in Class II for a three-year term, which will expire at the 2007 Annual Meeting, and Mr. Gamper has been nominated to serve as a director in Class I for a two-year term, which will expire at the 2006 Annual Meeting. This will allow Dr. Drew to complete a full three-year term which will end at the time of his expected retirement from the Board in accordance with the retirement policy for directors discussed above.

Therefore, at this year’s meeting, directors will be elected to fill one position in Class I to serve until the 2006 Annual Meeting and three positions in Class II to serve until the 2007 Annual Meeting, in each case until their respective successors are elected and qualified. All nominees were elected to their present terms by the stockholders. The present term of Class III of the Board of Directors expires at the 2005 Annual Meeting and the present term of Class I expires at the 2006 Annual Meeting. Directors in Class I, other than Mr. Gamper, and Class III will not be elected at the 2004 Annual Meeting.

The By-Laws of PSEG currently provide that the Board of Directors shall consist of not less than 3 nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently set at 9.

The nominees listed below were selected by the Board of Directors upon the recommendation of the Corporate Governance Committee. Proxies will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy form or so indicating when voting by telephone or Internet.

If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full Board is reduced.

There is shown as to each nominee, and as to each director whose term of office will continue after the 2004 Annual Meeting, the period of service as a director of PSEG, age as of the date of the Annual Meeting, present committee memberships, business experience during at least the last five years and other present directorships. Beneficial ownership of PSEG Common Stock is shown under “Security Ownership of Directors, Management and Certain Beneficial Owners.” During 2003, each nominee and each other director attended more than 75% of the aggregate number of Board meetings and committee meetings on which he or she served. Each nominee and each other director attended the 2003 Annual Meeting of Stockholders.

Nominees For Election As Director

Class I—Nominee For Term Expiring in 2006

ALBERT R. GAMPER, JR. has been a director since December 2000. Age 61. Chair of Audit Committee and member of Executive Committee, Finance Committee and Nuclear Committee. Director of PSE&G. Has been Chairman of the Board and Chief Executive Officer of The CIT Group, Inc., Livingston, New Jersey (commercial finance company), since September 2003. Was Chairman of the Board, President and Chief Executive Officer from June 2002 to September 2003 and was President and Chief Executive Officer from February 2002 to June 2002. Was President and Chief Executive Officer of Tyco Capital Corporation from June 2001 to February 2002. Was Chairman of the Board, President and Chief Executive Officer of The CIT Group, Inc., from January 2000 to June 2001. Was President and Chief Executive Officer of The CIT Group, Inc. from December 1989 to December 1999.

Albert R. Gamper, Jr.

Class II—Nominees For Terms Expiring in 2007

ERNEST H. DREW has been a director since January 1993. Age 67. Chair of Corporate Governance Committee and member of Executive Committee, Nuclear Committee and Organization and Compensation Committee. Until retirement, was Chief Executive Officer of Industries and Technology Group — Westinghouse Electric Corporation, from July 1997 to December 1997. Was a Member, Board of Management, Hoechst AG, Frankfurt, Germany (manufactures pharmaceuticals, chemicals, fibers, film, specialties and advanced materials) from January 1995 to June 1997. Was Chairman of the Board and Chief Executive Officer of Hoechst Celanese Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive Officer from January 1988 until May 1994. Director of Thomas & Betts Corporation, Ashland Inc. and UQM Technologies, Inc.

Ernest H. Drew

WILLIAM V. HICKEY has been a director since October 2001. Age 59. Member of Audit Committee, Finance Committee and Organization and Compensation Committee. Has been President and Chief Executive Officer of Sealed Air Corporation, Saddle Brook, New Jersey (manufactures food and specialty protective packaging materials and systems), since March 2000. Was President and Chief Operating Officer from December 1996 to February 2000 and, prior to that, Executive Vice President from 1994 to December 1996. Director of Sealed Air Corporation and Sensient Technologies Corporation.

William V. Hickey

RICHARD J. SWIFT has been a director since December 1994. Age 59. Chair of Nuclear Committee and member of Audit Committee and Corporate Richard J. Swift Governance Committee. Has been Chairman of the Financial Accounting Standards Advisory Council since January 2002. Was Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., Clinton, New Jersey (provides design, engineering, construction, manufacturing, management, plant operations and environmental services) from April 1994 until October 2001. Was President and Chief Operating Officer of Foster Wheeler Ltd. from December 1992 to April 1994. Director of Hubbell Incorporated, Ingersoll-Rand Limited and Kaman Corporation.

Richard J. Swift

Directors Whose Terms Continue Beyond the 2004 Annual Meeting
and Who Are Not Subject to Election this Year

Class I—Directors Whose Terms Expire in 2006

CAROLINE DORSA has been a director since February 2003. Age 44. Member of Audit Committee, Corporate Governance Committee and Finance Committee. Director of PSE&G. Has been Vice President and Treasurer of Merck & Co., Inc., Whitehouse Station, New Jersey (discovers, develops, manufactures and markets human and animal health products) since December 1996. Was Treasurer from January 1994 to November 1996 and Executive Director of the U. S. Human Health Marketing subsidiary of Merck & Co., Inc. from June 1992 to January 1994. Director of Readington Holdings, Inc.

Caroline Dorsa

E. JAMES FERLAND has been a director since July 1986. Age 62. Chair of Executive Committee. Has been Chairman of the Board, President and Chief Executive Officer of PSEG since July 1986, Chairman of the Board and Chief Executive Officer of PSE&G since July 1986, Chairman of the Board and Chief Executive Officer of Energy Holdings since June 1989, Chairman of the Board and Chief Executive Officer of Power since June 1999 and Chairman of the Board and Chief Executive Officer of Services since November 1999.

E. James Ferland

Directors Whose Terms Continue Beyond the 2004 Annual Meeting
and Who Are Not Subject to Election this Year

Class III—Directors Whose Terms Expire in 2005

CONRAD K. HARPER has been a director since May 1997. Age 63. Chair of Finance Committee and member of Nuclear Committee and Organization and Compensation Committee. Director of PSE&G. Of counsel to the law firm of Simpson Thacher & Bartlett LLP, New York, New York since January 2003. Was a partner from October 1996 to December 2002 and from October 1974 to May 1993. Was Legal Adviser, U.S. Department of State from May 1993 to June 1996. Director of New York Life Insurance Company.

Conrad K. Harper

SHIRLEY ANN JACKSON has been a director since June 2001. Age 57. Chair of Organization and Compensation Committee and member of Audit Committee and Finance Committee. Has been President of Rensselaer Polytechnic Institute since July 1999. Was previously a director of PSEG from 1987 to 1995, prior to becoming Chair, U.S. Nuclear Regulatory Commission, from July 1995 to July 1999. Was Professor of Theoretical Physics, Rutgers University and a consultant in semiconductor theory to AT&T Bell Laboratories from 1991 to 1995. Director of AT&T Corporation, FedEx Corporation, Marathon Oil Corporation, Medtronic, Inc., U.S. Steel Corporation and the New York Stock Exchange, Inc.

Shirley Ann Jackson

THOMAS A. RENYI has been a director since February 2003. Age 58. Member of Audit Committee, Finance Committee and Organization and Compensation Committee. Has been Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc., New York, New York and The Bank of New York, New York, New York (provider of banking and other financial services to corporations and individuals) since February 1998. Was President and Chief Executive Officer of The Bank of New York Company, Inc. from July 1997 to January 1998 and President of The Bank of New York from March 1992 to June 1997. Was President and Chief Executive Officer of The Bank of New York from January 1996 to January 1998 and President and Chief Operating Officer from December 1994 to December 1995. Director of The Bank of New York Company, Inc. and The Bank of New York.

Thomas A. Renyi

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Directors and Management

The following table sets forth, as of February 20, 2004, the record date, beneficial ownership of PSEG Common Stock, including options, by the directors and executive officers named in the table appearing under “Executive Compensation.” None of these amounts exceeds 1% of the Common Stock outstanding, except for the amount for all directors and executive officers as a group, which constitutes approximately 2.15%.

Name	Amount and Nature of Beneficial Ownership

Frank Cassidy	771,450	(1)
Caroline Dorsa	2,353	(2)
Robert J. Dougherty, Jr.	715,205	(3)
Ernest H. Drew	10,671	(4)
E. James Ferland	1,761,921	(5)
Albert R. Gamper, Jr.	4,783	(6)
Conrad K. Harper	6,400	(7)
William V. Hickey	3,925	(8)
Shirley Ann Jackson	3,015	(9)
Thomas M. O’Flynn	660,014	(10)
Thomas A. Renyi	2,053	(11)
R. Edwin Selover	271,473	(12)
Richard J. Swift	9,551	(13)
All directors and executive officers as a group (16 persons)	5,078,594	(14)

______________

(1)	Includes the equivalent of 1,955 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 760,000 shares, 530,001 of which are currently exercisable.
(2)	Includes 1,600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(3)	Includes the equivalent of 1,083 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 685,000 shares, 455,001 of which are currently exercisable.
(4)	Includes 5,000 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(5)

Includes the equivalent of 14,874 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 1,465,000 shares, 1,115,000 of which are currently exercisable. Includes 130,000 shares of restricted stock, which vest as described below under “Employment Contracts and Arrangements.” Includes 80,000 shares held in a trust.

(6)	Includes 2,000 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(7)	Includes 3,800 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(8)	Includes 2,000 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(9)	Includes 2,000 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(10)

Includes the equivalent of 14 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 560,000 shares, 280,001 of which are currently exercisable. Includes 34,000 shares of restricted stock, which vest as described below under “Employment Contracts and Arrangements.” Includes 42,000 shares held in a trust.

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(11)	Includes 1,600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(12)	Includes the equivalent of 11 shares held under the PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 260,000 shares, 183,334 of which are currently exercisable.
(13)	Includes 4,400 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.
(14)

Includes the equivalent of 18,429 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 4,645,890 shares, 2,954,338, of which are currently exercisable. Includes 184,800 shares of restricted stock. Includes 122,000 shares held in trusts.

Certain Beneficial Owners

The following table sets forth, as of February 20, 2004, beneficial ownership by any person or group known to PSEG to be the beneficial owner of more than five percent of PSEG Common Stock. According to the Schedules 13G filed by these owners with the SEC, these securities were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of PSEG and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

Name and Address	Amount and Nature of Beneficial Ownership	Percent

Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071-1447	18,920,000(1)	8.1	%(1)

______________

(1)	As reported on Schedule 13G filed February 10, 2004.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2003, no director or executive officer of PSEG was late in filing a Form 3, 4 or 5 in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with regard to transactions involving PSEG Common Stock. However, Messrs. Gamper, Hickey, Renyi and Swift (and formerly Dr. Drew) participate in the Deferred Compensation Plan for Directors, pursuant to which cash fees payable to directors may be deferred on an annual basis at the election of the director prior to the beginning of each calendar year. Based on elections by the directors, the deferred cash is accounted for as if it were used to acquire Common Stock on the date that the deferred fee would have been paid, which is generally the date of each Board or Committee meeting. Following review of the technical requirements relating to Section 16(a) reporting, it was determined that this accounting mechanism should be reported on Form 4. Accordingly, each of these named individuals filed late reports on Form 4 with respect to the number of deemed share acquisitions indicated: Dr. Drew (19), Mr. Gamper (26), Mr. Hickey (22), Mr. Renyi (2) and Mr. Swift (22).

EXECUTIVE COMPENSATION

The following table sets forth compensation paid or awarded to the Chief Executive Officer (CEO) and the four most highly compensated executive officers of PSEG as of December 31, 2003 for all services rendered to PSEG and its subsidiaries and affiliates during each year indicated.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
				Awards				Payouts
Name and Principal Position	Year	Salary ($)	Bonus/Annual Incentive Awards ($)(2)	Restricted Stock ($)		Options (#)(2)		LTIP Payouts ($)(3)	All Other Compensation ($)(4)
E. James Ferland	2003	1,006,227	1,440,000	0		0	(5)	0	6,002
Chairman of the Board	2002	971,358	713,800	0		350,000		0	6,002
President and CEO of PSEG	2001	926,525	1,023,000	2,248,000	(6)	350,000		400,800	51,152
Robert J. Dougherty, Jr.	2003	547,945	460,400	0		0	(5)	0	5,001
President and Chief	2002	537,982	40,800	0		130,000		0	5,002
Operating Officer of Energy Holdings	2001	518,057	308,100	0		130,000		200,400	4,253
Thomas M. O’Flynn	2003	488,170	441,000	0		0	(5)	0	8,005
Executive Vice President	2002	468,243	232,900	0		130,000		0	8,002
and Chief Financial Officer of PSEG(7)	2001	198,295	337,500	4,966,000	(8)	430,000		0	0
Frank Cassidy	2003	488,170	306,100	0		0	(5)	0	5,002
President and Chief	2002	468,243	235,900	0		130,000		0	5,003
Operating Officer of Power	2001	448,319	283,200	0		130,000		120,240	4,254
R. Edwin Selover	2003	403,487	287,000	0		0	(5)	0	8,004
Senior Vice President	2002	388,544	125,500	0		80,000		0	8,004
and General Counsel of PSEG	2001	367,852	225,000	0		70,000		100,200	17,360

______________

(1)

Amounts awarded were earned under the Restated and Amended Management Incentive Compensation Plan and determined and paid in the following year based on individual performance and financial and operating performance of PSEG, including comparison to other companies.

(2)

All grants of options to purchase shares of PSEG Common Stock were non-qualified options made under the 2001 Long-Term Incentive Plan (2001 LTIP), except for 50,000 of the options granted to Mr. O’Flynn in 2001, which were granted under the 1989 Long-Term Incentive Plan (1989 LTIP). All options granted were non-tandem. Non-tandem grants are made without performance units and dividend equivalents.

(3)

Amount paid in proportion to options exercised, if any, based on value of previously granted performance units and dividend equivalents under the 1989 LTIP, each as measured during the three-year period ending the year prior to the year in which payment is made. Under the 1989 LTIP, tandem grants were made with an equal number of performance units and dividend equivalents which may provide cash payments, dependent upon future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options granted. The tandem grant was made at the beginning of a three-year performance period and cash payment of the value of such performance units and dividend equivalents is made following such period in proportion to the options, if any, exercised at such time.

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(4)	Includes employer contribution to PSEG Thrift and Tax-Deferred Savings Plan:

	Ferland $	Dougherty $	O’Flynn $	Cassidy $	Selover $
2003	6,002	5,001	8,005	5,002	8,004
2002	6,002	5,002	8,002	5,003	8,004
2001	5,102	4,253	0	4,254	5,104

In addition, the 2001 amounts include $46,050 for Mr. Ferland and $10,493 for Mr. Selover, representing interest on compensation deferred under PSE&G’s Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code.

(5)

No regular annual grants were made under the 2001 LTIP because, as noted below in “Option Grants in Last Fiscal Year (2003),” stockholders are being asked to approve the 2004 LTIP and the Organization and Compensation Committee expects to make grants with respect to 2003 following such vote.

(6)

Value as of original award date, based on the closing price of $40.80 on the NYSE on November 20, 2001, with respect to an award to Mr. Ferland of 60,000 shares of restricted stock, with 30,000 shares vesting in 2006 and 30,000 shares vesting in 2007. Dividends on the shares awarded are paid in cash from the date of award.

(7)	Mr. O’Flynn commenced employment in July 2001.
(8)

Value as of original award date, based on the closing price of $49.66 on the NYSE on July 2, 2001, with respect to an award to Mr. O’Flynn of 100,000 shares of restricted stock, with 33,000 shares vesting in 2002, 33,000 shares vesting in 2003 and 34,000 shares vesting in 2004. Dividends on the shares awarded are paid in cash from the date of the award.

Option Grants in Last Fiscal Year (2003)

As discussed below under “Approval of the 2004 Long-Term Incentive Plan” (2004 LTIP), PSEG is requesting stockholders to approve a new long-term incentive compensation plan for employees. Because of this requested approval, the Organization and Compensation Committee did not make any annual long-term incentive grants to any of the named executive officers or any other officers in December 2003, pending the outcome of the stockholder vote at the 2004 Annual Meeting. If stockholders approve the 2004 LTIP, the Organization and Compensation Committee intends to make long-term incentive grants of stock options, performance shares and/or restricted stock to officers, including the executive officers, under the 2004 LTIP in an amount designed to reflect the median of the competitive market for energy services companies. If stockholders approve the 2004 LTIP, it will replace the existing 2001 LTIP approved by stockholders in 2002, and the 1989 LTIP (Prior Plans). If stockholders do not approve the 2004 LTIP, the Organization and Compensation Committee intends to continue to make grants of stock options under the Prior Plans.

Aggregated Option Exercises in Last Fiscal Year (2003) and
Fiscal Year-End Option Values (12/31/03)

Name	Shares Acquired On Exercise (#)(1)	Value Realized ($)(2)	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
					Potential Realizable Value
			Exercisable (#)(1)	Unexercisable (#)(1)	Exercisable ($)(3)	Unexercisable ($)(3)
E. James Ferland	0	0	1,115,000	350,000	6,539,836	3,238,664
Robert J. Dougherty, Jr.	66,666	628,327	455,001	229,999	1,134,338	1,202,924
Thomas M. O’Flynn.	0	0	280,001	279,999	797,776	1,202,924
Frank Cassidy	0	0	530,001	229,999	2,235,901	1,202,924
R. Edwin Selover	0	0	183,334	76,666	1,098,993	730,195

(1)	Reflects options granted and/or exercised through year-end (12/31/03).
(2)	Represents difference between exercise price and market price of PSEG Common Stock on date of exercise.
(3)

Represents difference at fiscal year-end (12/31/03) between market price of PSEG Common Stock ($43.80) and the respective exercise prices of the options. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of PSEG Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock.

Employment Contracts and Arrangements

PSEG has entered into an employment agreement dated as of June 16, 1998 and amended as of November 20, 2001 with Mr. Ferland covering his employment as Chief Executive Officer through March 31, 2007. The Agreement provides that Mr. Ferland will be renominated for election as a director during his employment under the Agreement. The Agreement also provides that Mr. Ferland’s base salary, target annual incentive bonus and long-term incentive bonus will be determined based on compensation practices for CEOs of similar companies and that his annual salary will not be reduced during the term of the Agreement. The Agreement also provided for an award to him of 150,000 shares of restricted PSEG Common Stock as of June 16, 1998 and 60,000 shares of restricted PSEG Common Stock as of November 20, 2001, with 60,000 shares vesting in 2002; 20,000 shares vesting in 2003; 30,000 shares vesting in 2004; 40,000 shares vesting in 2005; 30,000 shares vesting in 2006; and 30,000 shares vesting in 2007. Any non-vested shares are forfeited upon his retirement unless the Board of Directors, in its discretion, determines to waive the forfeiture. The Agreement provides for the granting of 22 years of pension credit for Mr. Ferland’s prior service, which was awarded at the time of his initial employment.

PSEG has entered into an employment agreement dated as of April 18, 2001 and amended as of December 21, 2001 with Mr. O’Flynn covering his employment as Executive Vice President and Chief Financial Officer through July 1, 2006. The Agreement provides that Mr. O’Flynn’s base salary, target annual incentive bonus and long-term incentive bonus will be determined based on compensation practices of similar companies and that his annual salary will not be reduced during the term of the Agreement. The Agreement also provided for an award to him of 100,000 shares of restricted PSEG Common Stock as of July 1, 2001, with 33,000 shares vesting in 2002; 33,000 shares vesting in 2003; and 34,000 shares vesting in 2004. Any non-vested shares are forfeited if Mr. O’Flynn has not remained continuously employed as of the date such shares would vest. The Agreement awarded Mr. O’Flynn 250,000 options on PSEG Common Stock, of which 50,000 vest on each July 1 from 2002 through 2006, and expire on July 1, 2011, provided he has remained continuously employed by PSEG through such vesting dates. The Agreement also awarded 50,000 options, of which one-third vest annually on each July 1 from 2002 through 2004. The Agreement provides for the granting, upon the completion of five years of service with PSEG, of 15 years of pension credit for Mr. O’Flynn’s prior service.

PSEG has entered into employment agreements with each of Messrs. Cassidy and Dougherty dated as of October 17, 2000 covering the respective employment of each in the position listed in the Summary Compensation Table through October 16, 2005. The Agreements are essentially identical and provide that the base salary, target annual incentive bonus and long-term incentive bonus of each will be determined based on compensation practices of similar companies and that annual salary will not be reduced during the term of the Agreement, and awarded to each of Messrs. Cassidy and Dougherty 250,000 options on PSEG Common Stock, 50,000 of which vest on each October 17 from 2001 through 2005, and expire on October 17, 2010, provided the individual has remained continuously employed by PSEG through each such vesting date.

Each of the Agreements discussed above further provides that if the individual is terminated without “Cause” or resigns for “Good Reason” (as those terms are defined in each Agreement) during the term of such Agreement, the respective entire restricted stock award and/or entire option award becomes vested, the individual will be paid a benefit of two times base salary and target bonus, and his welfare benefits will be continued for two years unless he is sooner employed. In the event such a termination occurs after a “Change in Control” (also as defined in each Agreement), the payment to the individual becomes three times the sum of salary and target bonus, continuation of welfare benefits for three years unless sooner reemployed, payment of the net present value of providing three years additional service under PSEG’s retirement plans, and a gross-up for excise taxes on any termination payments due under the Internal Revenue Code. Each of the Agreements provides that the individual is prohibited for one year (two years for Mr. Ferland) from competing with and for two years from recruiting employees from, PSEG or its subsidiaries or affiliates, after termination of employment. Violation of these provisions requires a forfeiture of the respective restricted stock and option grants and certain benefits.

Compensation Committee Interlocks and Insider Participation

During 2003, each of the following individuals served as a member of the Organization and Compensation Committee: Shirley Ann Jackson, Chair, Ernest H. Drew, Conrad K. Harper, William V. Hickey, Thomas A. Renyi and Raymond G. Gilmartin (former director). During 2003, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of any PSEG company. No officer of PSEG served on the compensation committee of any of the companies for which any of these individuals served as an officer.

Compensation of Directors and Certain Business Relationships

During 2003, a director who was not an officer of PSEG or its subsidiaries and affiliates was paid an annual retainer of $40,000 and a fee of $1,500 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to PSEG or PSE&G. Pursuant to the Compensation Plan for Outside Directors, a certain percentage, currently fifty percent, of the annual retainer is paid in PSEG Common Stock. No additional retainer is paid for service as a director of PSE&G. Each Committee Chair received an additional annual retainer of $5,000, except for the Chair of the Audit Committee, who received $10,000. In addition, each member of the Audit Committee received an additional annual retainer of $5,000.

PSEG also maintains a Stock Plan for Outside Directors pursuant to which directors who are not employees of PSEG or its subsidiaries receive shares of restricted stock for each year of service as a director. For 2003, this amount was 800 shares. Such shares held by each non-employee director are included in the table above under the heading “Security Ownership of Directors, Management and Certain Beneficial Owners.”

The restrictions on the stock granted under the Stock Plan for Outside Directors provide that the shares are subject to forfeiture if the director leaves service at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. This restriction would be deemed to have been satisfied if the director’s service were terminated after a “change in control” as defined in the Plan or if the director were to die in office. PSEG also has the ability to waive these restrictions for good cause shown. Restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions.

Dividends on shares held subject to restrictions are paid directly to the director and the director has the right to vote the shares.

Compensation Pursuant to Pension Plans

The table below illustrates annual retirement benefits for executive officers expressed in terms of single life annuities based on the average final compensation and service shown and retirement at age 65. A person’s annual retirement benefit is based upon a percentage that is equal to years of credited service plus 30, but not more than 75%, times average final compensation at the earlier of retirement, attainment of age 65 or death. These amounts are reduced by Social Security benefits and certain retirement benefits from other employers. Pensions in the form of joint and survivor annuities are also available.

Pension Plan Table

Average Final Compensation	Length of Service
	30 Years	35 Years	40 Years	45 Years
500,000	300,000	325,000	350,000	375,000
600,000	360,000	390,000	420,000	450,000
700,000	420,000	455,000	490,000	525,000
800,000	480,000	520,000	560,000	600,000
900,000	540,000	585,000	630,000	675,000
1,000,000	600,000	650,000	700,000	750,000
1,100,000	660,000	715,000	770,000	825,000
1,200,000	720,000	780,000	840,000	900,000
1,300,000	780,000	845,000	910,000	975,000
1,400,000	840,000	910,000	980,000	1,050,000
1,500,000	900,000	975,000	1,050,000	1,125,000

Average final compensation, for purposes of retirement benefits of executive officers, is generally equivalent to the average of the aggregate of the salary and bonus amounts reported in the Summary Compensation Table above under “Annual Compensation” for the five years preceding retirement, not to exceed 150% of the average annual salary for such five year period. Messrs. Ferland, Dougherty, O’Flynn, Cassidy and Selover will have accrued approximately 48, 48, 44, 48 and 43 years of credited service, respectively, as of age 65.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The compensation program for executive officers of PSEG and its subsidiaries is administered by the Organization and Compensation Committee of the PSEG Board of Directors. The Organization and Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is posted on PSEG’s website. During 2003, the Committee consisted solely of independent directors. Compensation plans developed by the Committee are approved by the full Board of Directors. Administration of the plans is the responsibility of the Committee.

The Committee’s philosophy on executive compensation is to base compensation on the value and level of performance of the executive and to link compensation to shareholder value. To achieve this result, the Committee has developed and administers several pay delivery systems designed to focus executive efforts on improving corporate performance. These systems include base salary, an annual incentive compensation plan and a long-term incentive compensation plan. The current long-term compensation plan permits only the use of stock options. Over the past several years, the Committee has shifted the relationship of these elements to place a higher portion on long-term compensation to increase the linkage of executive compensation with long-term stockholder value. The Committee and the Board are recommending that stockholders approve a new long-term incentive compensation plan, the 2004 Long-Term Incentive Plan, to permit the use of other long-term incentive compensation vehicles, such as performance shares and restricted stock, in addition to stock options. Also included as compensation are a deferred compensation plan, employer contributions to a 401(k) plan and an employee stock purchase plan.

Base salary levels are reviewed annually using compensation data compiled by outside compensation experts for similar positions and comparable companies. The utilities surveyed include some of, but are not limited to, those included in the Dow Jones Utilities Index. Most of the general industry companies surveyed are included in the S&P 500 Composite Stock Price Index. Each of these indices is shown in the Performance Graph below. For PSE&G positions, market data is reviewed for large electric and gas utilities, as well as for general industry. For Power, data for energy services and relevant general industry is utilized, while for Energy Holdings and Services positions, relevant general industry data is taken into consideration. Individual performance of the executive with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets, as well as individual measures for each executive officer related to such person’s area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median of the competitive market. Generally, for 2003, base salaries were increased from 2002 levels to reflect general market adjustments for comparable positions.

For fiscal year 2003, the base salary of E. James Ferland, Chairman of the Board, President and Chief Executive Officer, based on overall performance and consideration of market data, was set at a rate which was approximately the median of comparable size energy companies. Since the incentive compensation plans discussed below have been based in part upon a percentage of salary, these elements of Mr. Ferland’s compensation may be affected by increases in salary. In determining base salary for Mr. Ferland, individual performance in relation to corporate performance factors such as achievement of business plans, financial results, safety, human resources management, nuclear operations, effectiveness of transition to competitive environment and civic leadership are considered.

The Restated and Amended Management Incentive Compensation Plan is designed to motivate and reward executives for both achievement of individual goals and overall company results and operates as an incentive compensation pool plan pursuant to which an award fund is established by the Committee each year. The maximum award fund in any year is 2.5% of PSEG’s net income. Mr. Ferland’s maximum award cannot exceed 10% of the award fund and the maximum award for other participants cannot exceed 90% of the award fund divided by the number of participants, other than Mr. Ferland, for that plan year. The Committee has the authority to reduce the award of any participant below the maximum award otherwise payable based upon criteria it deems appropriate. When considering whether to reduce the award of any executive officer below the maximum allowed under the plan for 2003, the Committee considered a combination of corporate results, business factors and individual results including financial and business performance, regulatory and public policy strategies, business strategy and planning, health and safety, management of corporate support services, cost savings and legal and environmental performance.

Annual awards are determined within 120 days of the end of the fiscal year. Awards for 2003 performance, including Mr. Ferland’s, were determined in January 2004. The Committee determined to reduce Mr. Ferland’s and the other executive officers’ awards below the maximum allowed based on its evaluation of the factors enumerated above.

The 1989 Long-Term Incentive Plan and the 2001 Long-Term Incentive Plan are designed to provide a direct linkage between the executive’s interests and increases in shareholder value by encouraging certain executives of PSEG and its subsidiaries to increase their ownership of PSEG Common Stock through the grant of stock options.

Grant levels are determined by the Committee based upon several factors including the participant’s ability to contribute to the overall success of PSEG and its subsidiaries and competitive market data. The level of grants is reviewed annually by the Committee. The Committee does not consider the current level of options held by executive officers when determining option grants.

In recognition of the fact that stockholders are being requested to approve the 2004 Long-Term Incentive Plan as the new long-term equity based compensation program for PSEG, the Committee determined not to make any regular annual awards of stock options under the 2001 Plan to officers and employees in 2003. In 2002, the total value of the grant of options to executive officers as a group was targeted at the median of the competitive market, but, depending upon individual factors for particular executives, in some cases was either above or below the median. In 2002, Mr. Ferland was granted 350,000 options. The value of the grant of stock options to Mr. Ferland was below the median of the comparative market data.

Mr. Ferland has been awarded 210,000 shares of restricted PSEG Common Stock under an Employment Agreement entered into in 1998 and amended in 2001, which shares vest in stages annually through 2007. The award was designed to align his interests with an increase in shareholder value and to incent him to remain with PSEG as CEO through March 31, 2007.

Section 162(m) of the Internal Revenue Code generally denies a deduction for Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to stockholder-approved performance-based plans. Stockholder approval of the 2001 Long-Term Incentive Plan and the Restated and Amended Management Incentive Compensation Plan was received at the 2002 Annual Meeting. As a result, compensation under these plans is not now subject to the Section 162(m) limitation on deductions. In 2003, for purposes of Section 162(m), Messrs. Ferland and O’Flynn had compensation in excess of $1 million. The Committee and PSEG will continue to evaluate executive compensation in light of Section 162(m).

Members of the Organization and Compensation Committee:

Shirley Ann Jackson, Chair	William V. Hickey
Ernest H. Drew	Thomas A. Renyi
Conrad K. Harper

February 17, 2004

AUDIT COMMITTEE REPORT

The Audit Committee of the PSEG Board of Directors is composed solely of independent directors. It operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to the PSEG Proxy Statement and posted on PSEG’s website. It is annually reviewed and assessed for adequacy by the Audit Committee.

Management is responsible for PSEG’s financial statements and internal controls. The independent auditor of PSEG, Deloitte & Touche LLP, reports directly to the Audit Committee and is responsible for performing an independent audit of PSEG’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee’s overall responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

In performance of its responsibilities, the Committee has met and held discussions with management, the internal auditors and the independent auditor. The Committee periodically meets privately with the internal auditors and with the independent auditor, and also meets in executive session with only Committee members present.

Management has represented to the Committee that PSEG’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated audited financial statements with management, the internal auditors and the independent auditor. The Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other requirements, including the following:

•	methods used to account for significant transactions;
•	the effect of significant accounting policies in emerging areas;
•	the process used by management in formulating accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates;
•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and
•	critical accounting policies.

The independent auditor also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditor the firm’s independence with respect to PSEG and its management and reviewed the peer review report of Deloitte & Touche LLP and quality control procedures of Deloitte & Touche LLP. The Committee has also reviewed the Sarbanes-Oxley Act of 2002 with respect to auditor independence and has defined the amount and scope of services that may be performed by Deloitte & Touche LLP consistent with maintaining that firm’s independence. The Audit Committee requires that all services of Deloitte & Touche LLP be pre-approved by the Audit Committee or the Audit Committee Chair. The Committee has considered whether the independent auditor’s provision of non-audit services to PSEG and the audit and non-audit fees paid to the independent auditor, are compatible with maintaining the independent auditor’s independence. On the basis of its review, the Committee determined that the independent auditor has the requisite independence.

Based on the Committee’s discussions with management, the internal auditors and the independent auditor, the Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent auditor to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in PSEG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Albert R. Gamper, Jr., Chair	Shirley Ann Jackson
Caroline Dorsa	Thomas A. Renyi
William V. Hickey	Richard J. Swift

February 17, 2004

FEES BILLED TO PSEG BY DELOITTE & TOUCHE LLP FOR 2003 AND 2002

The appointment, termination, compensation and oversight of the work of the independent auditor, Deloitte & Touche LLP, is the direct responsibility of the Audit Committee of the PSEG Board of Directors, which reviews their independence, the services provided and their fees, as well as peer review reports of their performance. All fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche) for all services, audit and non-audit, provided to PSEG and its subsidiaries are pre-approved by the Audit Committee or its Chair.

Audit Fees

The aggregate fees billed to PSEG and its subsidiaries by Deloitte & Touche for audit services rendered for the years ended December 31, 2003 and 2002 totaled $4,803,285 and $4,212,061, respectively. The fees were incurred for audits of the annual consolidated financial statements of PSEG and its subsidiaries, including the annual report of Form 10-K of PSEG and its subsidiaries, reviews of financial statements included in quarterly reports on Form
10-Q of PSEG and its subsidiaries and for services rendered in connection with certain financing transactions and fees for accounting consultations related to the application of new accounting standards and rules.

Audit Related Fees

The aggregate fees billed to PSEG and its subsidiaries by Deloitte & Touche for audit related services rendered for the years ended December 31, 2003 and 2002 totaled $434,450 and $296,100, respectively, primarily related to audits of PSEG’s employee benefit plans and performing certain attest services.

Tax Fees

The aggregate fees billed to PSEG and its subsidiaries by Deloitte & Touche for tax compliance, tax planning and tax advice for the years ended December 31, 2003 and 2002 totaled $1,095,477 and $1,922,333, respectively.

All Other Fees

The aggregate fees billed to PSEG and its subsidiaries by Deloitte & Touche for services other than the services described above totaled $149,150 for the year ended December 31, 2003, primarily for allowed valuation services related to tax restructurings for which Deloitte & Touche was engaged in 2002 and $267,061 for the year ended December 31, 2002, primarily for regulatory assistance.

PERFORMANCE GRAPH

The graph below shows a comparison of the five-year cumulative total return assuming $100 invested on December 31, 1998 in PSEG Common Stock, the S&P 500 Composite Stock Price Index, the Dow Jones Utilities Index and the S&P Electric Utilities Index.

200.00

0.00

150.00

100.00

50.00

1998

1999

2000

2001

2002

2003

PSEG

S&P 500

DJ Utilities

S&P Electrics

	1998	1999	2000	2001	2002	2003
PSEG	100.00	92.08	136.11	124.00	100.01	143.80
S&P 500 Stock Index	100.00	121.02	109.99	96.98	75.60	97.24
Dow Jones Utilities	100.00	94.38	142.48	105.24	80.70	104.16
S&P Electric Utilities	100.00	83.74	128.64	107.16	91.01	112.70

Proposal 2

APPROVAL OF THE 2004 LONG-TERM INCENTIVE PLAN

There will be presented to the Annual Meeting a proposal to approve the PSEG 2004 Long-Term Incentive Plan (2004 LTIP). The 2004 LTIP is a broad-based equity compensation program that provides for grants of various long-term incentive compensation awards, such as qualified and non-qualified stock options, stock appreciation rights, performance shares and restricted stock to officers and other key employees of PSEG and its subsidiaries in order to attract and retain the best available personnel for positions of substantial responsibility; to motivate participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align participants’ interests with those of PSEG’s stockholders and thereby promote the long-term financial interest of PSEG and its subsidiaries, including the growth in value of PSEG’s equity and enhancement of long-term stockholder return.

If approved by stockholders, the 2004 LTIP will replace the 2001 LTIP, which was approved by stockholders at the 2002 Annual Meeting as well as PSEG’s 1989 LTIP and become PSEG’s sole long-term equity compensation program. The 2001 LTIP and the 1989 LTIP (Prior Plans) provide only for grants of non-qualified stock options. The Board of Directors believes that the flexibility afforded by the 2004 LTIP, which would allow the use of multiple long-term compensation vehicles, in addition to stock options, is desirable to reflect current long-term incentive compensation practices of the competitive market and to provide PSEG with the flexibility needed to provide effective long-term incentive compensation to key employees. The Board of Directors believes that an appropriate equity-based long-term incentive compensation program plays an important role in promoting PSEG’s long-term financial interest of PSEG, enhancing long-term stockholder return and retaining the services of outstanding personnel. The Board of Directors has adopted the 2004 LTIP and directed that it be submitted to stockholders for approval.

The key features of the 2004 LTIP are:

•	the plan is administered by the Organization and Compensation Committee, which is comprised solely of independent directors;
•	the exercise price of stock options may not be less than the fair market value of the Common Stock on the date of grant;
•	there is a prohibition on the repricing of stock options without stockholder approval;
•	no discounted stock options may be granted;
•	no additional shares are being authorized, only those shares already available under the Prior Plans will be available for awards under the 2004 LTIP;
•	the 2004 LTIP has a 10-year life;
•	there is a limit on full value share awards (restricted stock and performance shares);
•	shares of stock and cash that may be granted to any individual are limited; and
•	performance goals are used for performance based awards.

The 2004 LTIP better reflects current long-term compensation practices of competitive companies than do the Prior Plans. The 2004 LTIP will afford PSEG greater flexibility in shaping appropriate long-term incentive compensation to retain existing key employees and recruit key employees in the competitive market.

The Board of Directors recommends a vote FOR the 2004 LTIP.

The 2004 LTIP is set forth in Appendix B. The primary provisions of the 2004 LTIP are summarized below:

Administration. The 2004 LTIP will be administered by the Organization and Compensation Committee of the Board of Directors (Committee), which is comprised of non-employee directors, none of whom may receive any awards under the 2004 LTIP. The Committee will establish the terms and conditions of awards under the 2004 LTIP, subject to certain limitations contained in the 2004 LTIP.

Eligible Employees. The Committee may grant long-term incentive awards to any employee of PSEG or its subsidiaries. In the past, under the Prior Plans, the Committee has granted long-term incentive awards in the form of stock options to those employees who have been identified as key contributors to PSEG’s or its subsidiaries’ success. Because shareholder approval is currently being sought for the 2004 LTIP, no annual long-term incentive grants were made to officers under the Prior Plans in December 2003. Under the 2004 LTIP, no employee may receive an award of more than 1,000,000 shares, or $10,000,000 during any 36-month period. In 2002, the most recent year during which normal annual grants were made under the 2001 Plan, 47 employees received grants of non-qualified options for 1,890,000 shares.

Shares Available. As mentioned above, if it is approved by shareholders, the 2004 LTIP will replace the Prior Plans. There are currently approximately 12.9 million shares of Common Stock available for future grants under the Prior Plans, and those shares would be made available under the 2004 LTIP. Approval of the 2004 LTIP will not increase the number of shares currently available for use in long-term incentive compensation. As of February 28, 2004, grants of stock options with respect to approximately 8.9 million shares of Common Stock remain outstanding under the Prior Plans and are subject to forfeiture and reissuance under the Prior Plans, or if adopted by shareholders, the 2004 LTIP. The 2004 LTIP provides that no more than 50% of the shares available for awards may be used for restricted stock or performance share awards. The 2004 LTIP also provides that no more that 1,000,000 shares may be granted as qualified stock options under Section 422 of the Internal Revenue Code.

Incentive Awards. The 2004 LTIP permits grants of the following types of long-term incentive compensation vehicles: non-qualified stock options; performance shares; restricted stock; incentive stock options; stock appreciation rights; stock units; and cash awards. These may briefly be described as follows:

Non-Qualified Stock Options: an option to purchase a specified number of shares in the future at a specified price. The term of any option may not exceed 10 years. The per share option price may not be less than the fair market value of the Common Stock on the date of the grant. Once granted and except as a result of changes of PSEG’s capitalization, the Committee may not reduce the per share option price of an outstanding option, or cancel options and replace them with new options at a lower price, without shareholder approval.

Performance Shares: a right to receive Common Stock in the future, dependent upon achieving performance measures specified in the 2004 LTIP.

Restricted Stock: a grant of shares of Common Stock which is subject to limitations on transfer and a risk of forfeiture based on a vesting period and/or achievement of performance measures, as determined by the Committee. A participant receiving such a grant would be the beneficial owner of such shares, with the right to receive dividends and to vote.

Incentive Stock Options: stock options that meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights: a right to receive shares of Common Stock or cash, as determined by the Committee, equal to the appreciation in value, if any, in the Common Stock between the date of grant and a future exercise date.

Stock Units: a right to receive shares of Common Stock or cash in lieu of such stock in the future.

Cash Awards: an award of cash, either outright, based on performance measures, or as payment of one of the above types of awards based upon the value of a certain number of shares of Common Stock.

Performance Measures. The Committee may establish performance measures to determine whether an award is earned or granted, and to determine the size of the award. Any performance measures would be based upon one or more of the following metrics: total shareholder return; return on equity; revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on invested capital; return on invested assets; economic value added; share price performance; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; safety performance; OSHA recordable rate; lost time accident rate; forced outage rate; nuclear capacity factor; INPO rating; availability factor; customer average interruption duration index (CAIDI); system average interruption frequency index (SAIFI); leak rate per mile; as determined on a grant specific basis by the Committee.

U. S. Federal Income Tax Consequences. The grant of a non-qualified stock option would not result in income for a grantee or in a deduction for PSEG. However, the exercise of a non-qualified stock option would result in ordinary income for the grantee and a deduction for PSEG measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

With respect to other performance awards under the 2004 LTIP, the employee who receives such an award must recognize ordinary (compensation) income at the time the stock or cash is received at the end of the performance period. If stock is awarded to an employee, the employee must recognize ordinary (compensation) income equal to the fair market value of the stock received. If the award is paid in cash, the employee must recognize ordinary (compensation) income equal to the amount of cash received. PSEG will be entitled to a deduction as a business expense in an equal amount. Income tax withholding would be required.

Generally, an employee who receives shares of restricted stock will not be taxed on the grant until the applicable restrictions expire since there is a substantial risk of forfeiture of the stock. When the restrictions expire, the employee will be taxed on the then current value of the stock at ordinary tax rates and PSEG will be entitled to a deduction as a business expense in an equal amount. Dividends paid on restricted stock are considered compensation and are taxable to the employee at ordinary income tax rates and PSEG will be entitled to a deduction as a business expense in an equal amount.

Neither the grant nor exercise of an incentive stock option results in taxable income to the grantee or in a deduction as a business expense for PSEG. However, the spread between the exercise price of the incentive stock option and its fair market value constitutes an item of adjustment to the grantee for alternative minimum tax purposes. Subsequent qualifying transfers of stock acquired through the exercise incentive stock options are taxed at capital gains rates. PSEG will not be entitled to a tax deduction at the time of transfer.

The grant of a stock appreciation right would not result in income for a grantee or in a deduction for PSEG. However, the exercise of a stock appreciation right would result in ordinary income for the grantee and a deduction for PSEG measured by the fair market value of and stock and/or cash received at the time of exercise. Income tax withholding would be required.

Other Information. The Board of Directors may amend the 2004 LTIP as deemed appropriate, except that the Board of Directors may not, without further approval of stockholders, (a) increase the total number of shares of Common Stock which may be issued under the Plan, (b) increase the maximum number of shares that may be issued as awards to any individual, or (c) change the class of individuals eligible for awards. In addition, if the Securities Exchange Act of 1934 or NYSE rules require PSEG to obtain stockholder approval of a plan change, then such approval will be sought. Awards are not assignable or transferable except in limited circumstances upon death. If the 2004 LTIP is approved by stockholders, PSEG expects to file a registration statement under the Securities Act of 1933 with respect to the shares to be issued under the 2004 LTIP.

In 2003, non-qualified stock option awards under the 2001 LTIP with respect to 706,300 shares of Common Stock were made to 130 employees at a weighted average exercise price of $37.35, including a grant of 250,000 options to an executive officer at an exercise price of $40.77. In anticipation of the 2004 LTIP, the Committee made no awards under the 2001 LTIP in December 2003.

If stockholders approve the 2004 LTIP, the Committee intends to grant awards to participants under the 2004 LTIP for 2003 in the form of stock options, performance shares and/or restricted stock in an amount designed to reflect the median of the market of energy services companies.

The following table provides information regarding option grants made by the Committee in 2002 under the 2001 LTIP. Except as noted below, all such options were granted on December 17, 2002 at an option price of $31.43 per share, except for 30,000 options granted to non-executive employees at various other dates at a weighted average exercise price of $43.35. These options are subject to a vesting schedule pursuant to which one-third become exercisable annually beginning one year from the date of grant and the options are void if not exercised before the ten-year anniversary of the date of grant. No awards were made under the 1989 LTIP in 2002 or 2003.

Name and Position	Number of Shares Subject to Option Granted in 2002

E. James Ferland, Chairman, President and CEO — PSEG	350,000
Robert J. Dougherty, Jr., President and COO — Energy Holdings	130,000
Thomas M. O’Flynn, Executive Vice President and CFO — PSEG	130,000
Frank Cassidy, President and COO — Power	130,000
R. Edwin Selover, Senior Vice President and GeneralCounsel — PSEG	80,000
All Executive Officers as a Group (8)	985,000
All Non–Employee Directors and Nominees as a Group	0
All Non–Executive Employees as a Group (39)	905,000

The Board of Directors recommends a vote FOR this proposal.

Proposal 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditor to make the annual audit of the books of account and supporting records of PSEG for 2004, subject to the ratification of the stockholders at the Annual Meeting of Stockholders.

Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Proposal 4

STOCKHOLDER PROPOSAL

This proposal was submitted by a stockholder in connection with the 2002 and 2003 Annual Meetings and was resubmitted this year in accordance with applicable SEC rules. The proposal is printed exactly as it was resubmitted.

Mr. John A. Dal Pan, 154 McCosh Road, Upper Montclair, NJ 07043 and Maria S. Dal Pan – Dias, 1815 Badlands Drive, Reno, NV 89511, owners of an aggregate of 7,223 shares of Common Stock, have informed PSEG that one of them intends to present for action at the Annual Meeting the following resolution:

RESOLVED: The shareholders urge our Board of Directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company’s proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company’s current practice with the single candidates it now proposes for each position. The attendance record of each incumbent Director should also be included.

Supporting statement:

Question: Is it an election if there is only one candidate?

Answer: No, an Election is the right or ability to make a choice.

When we began accumulating stock in public companies it was common practice to post two candidates for each director position, and directors were elected annually.

This proposal is not intended to make things easer for corporate management, it is intended to give the shareholders, the company owners, a choice in who sits on their Board of Directors. That is to choose those that they want and trust to exercise fiduciary responsibility for them.

Last year this proposal was put forth for the second time, and again received the support of more than 8% of the voted shares. Thus indicating that there is Stockholder support for this resolution. This proposal can be put forward one last time, by SEC rules, only if it receives the support of 10% of the voted shares.

Although our company’s Board of Directors claims to have recognized the importance of a sound procedure for the nomination of Directors and believes that the current process serves the stockholders well, we disagree. We believe that the Stockholders, the Company owners, can be better served by giving them a choice when voting for Directors.

Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of chair “choosing” his/her own board, that is, selecting those directors he/she expects will reflexively support his/her initiatives, and shedding those who may sometimes dissent. Such a process should create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

Our company should offer a rational choice when shareholders elect directors. Would such a process lead to board discontinuity? We doubt it, but it could only occur with the Shareholders’ approval, i.e. the company owners’ approval.

Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidate? It is possible, but surely our board should not be made of those intolerant of competition. Would such a procedure be “awkward” for management when it recruits candidates? Hopefully so. (Management could print a nominee’s name advanced by an independent shareholder to limit such embarrassment.) The point is to remove the final decision on who serves as a board director from the hands of management, and place it in those of the shareholders.

We urge you to vote FOR this proposal.

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

The Board of Directors has long recognized the importance of a sound procedure for the nomination of directors and believes that the current process serves stockholders well.

The Board’s current practice of nominating a single candidate for each Board position is consistent with the longstanding and widespread practice of major companies. The proponent does not cite any example of a corporation that has adopted the process he recommends. In each of the last two years, PSEG stockholders overwhelmingly rejected this proposal.

At present, the Corporate Governance Committee of the Board, which consists solely of independent directors, monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial expertise and independence. This Committee also considers the qualifications of existing Board members and new nominees, before recommending such individuals for election or re-election to the Board. The Board then selects nominees based on the Committee’s recommendation.

As set forth under “Corporate Governance - Committees of the Board,” the Corporate Governance Committee has long had a policy of considering stockholders’ recommendations for nominees for election to the Board. This Committee utilizes the same criteria to evaluate all potential nominees.

Following nomination, and in accordance with federal securities laws that require all companies to include in their proxy material certain information about each candidate, the names, business experience and other information about all nominees, as well as existing Board members, are provided in PSEG’s Proxy Statement to ensure stockholders are in a position to make an informed vote.

The Board of Directors believes that this proposal would not improve the current nomination process. The Board is responsible for advising stockholders in making voting decisions. If the Board were required to nominate two candidates for each open position, as provided by the proposal, the Board would fail in its responsibility to stockholders to identify and recommend the best candidates for Board service. Further, many well-qualified persons would not be willing to participate in the type of contested election that the proposal would require. In recent years, it has become increasingly difficult to attract appropriated qualified individuals for consideration as nominees.

In summary, the procedure set forth by the proposal would not be an efficient or effective means of selecting the most qualified directors for PSEG. The Corporate Governance Committee will, of course, continue to consider stockholders’ recommendations for nominees for election to the Board of Directors, as well as nominees identified by the Board members and management. The Board believes that the current process provides stockholders with the best candidates and is therefore in the best interests of PSEG.

The Board of Directors recommends a vote AGAINST this proposal.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in next year’s Proxy Statement should be sent to Edward J. Biggins, Jr., Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 10, 2004.

DISCRETIONARY PROXY VOTING AUTHORITY

If PSEG is not notified by January 24, 2005 of any proposal intended to be presented for consideration at the 2005 Annual Meeting of Stockholders, then the proxies named by PSEG with respect to that meeting shall have discretionary voting authority with respect to such proposal if presented at the meeting.

If any matters not described in this Proxy Statement should come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors and the management of PSEG did not know of any other matters which might be presented for stockholder action at the meeting.

SOLICITATION

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by PSEG. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of PSEG and its subsidiaries, in person or by telephone, electronically or by facsimile. PSEG has also retained Morrow & Co. to aid in the solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $25,000, plus reimbursement of expenses.

ANNUAL REPORT ON FORM 10-K

PSEG has also provided without charge to each person solicited, a copy of its Annual Report on Form 10-K for the year 2003, which has been filed with the SEC. Each such copy of PSEG’s Annual Report on Form 10-K so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits, and PSEG will furnish any such exhibit upon request and upon payment of the fee specified therefore. The Form 10-K is also available on PSEG’s website www.pseg.com/investor. In addition, PSEG’s Corporate Goverance Principles and the charters of its committees are posted on its website www.pseg.com/investor/governance. PSEG will furnish print copies of such materials upon request. Any such request should be made in writing to Morton A. Plawner, Treasurer, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171.

DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT
TO STOCKHOLDERS

Stockholders can elect to view future Proxy Statements and Annual Reports electronically over the Internet instead of receiving paper copies in the mail. To do so, please log on to www.pseg.com/edelivery and follow the instructions. Each year, stockholders who choose this option will receive the Internet address where the materials can be found.

Only one Annual Report to Stockholders and Proxy Statement is being delivered to multiple security holders sharing an address unless PSEG has received contrary instructions from one or more of the security holders. PSEG undertakes to deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a security holder at a shared address to which a single copy of the documents was delivered if the security holder notifies PSEG that the security holder wishes to receive a separate copy of the Annual Report and Proxy Statement by writing to PSEG Services Corporation, Stockholder Services, P.O. Box 1171, Newark, New Jersey 07101-1171 or by phoning 1-800-242-0813.

Security holders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by writing or phoning as noted above.

By Order of the Board of Directors,

EDWARD J. BIGGINS, JR. Secretary
March 1, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

Committee Role and Organization

The Audit Committee of the Board of Directors of Public Service Enterprise Group Incorporated (the “Corporation”) assists the Board in fulfilling its responsibility for oversight of the integrity of the Corporation’s financial statements, and the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. The Audit Committee’s responsibilities also include assisting the Board in its oversight of the Corporation’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of the independent auditor and the internal auditors. The Audit Committee shall perform such other duties as are directed by the Board or are required by law. The Committee shall have open and free access to all information and is empowered to investigate any matter involving the Corporation or its subsidiaries. The Committee may retain appropriate resources to assist it in discharging its responsibilities.

The Audit Committee shall consist of three or more independent Directors who are generally knowledgeable in financial matters, including at least one member with accounting or financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, or that would render such member not to be independent under applicable law. For this purpose, a member of the Audit Committee may not, other than in his or her capacity as a Board or Committee member, accept any consulting, advisory or other compensatory fee from the Corporation, and may not be an affiliated person of the Corporation or of its subsidiaries. A Director who serves on the audit committees of more than three other public companies may serve on the Audit Committee of this Corporation only if the Board determines that such simultaneous service will not impair the ability of such Director to serve on the Audit Committee. The Board will appoint and may remove members of the Audit Committee and will determine the Chair of the Committee, upon the recommendation of the Corporate Governance Committee.

The Committee will meet at least four times per year in discharge of its duties. The Committee shall maintain free and open communication (including private executive sessions) with the independent auditor, the internal auditors, the environmental health and safety auditors and management.

Independent Auditor

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditor of the Corporation. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall ensure that the independent auditor submits on at least an annual basis a formal written statement delineating all relationships between the auditor and the Corporation and certifying the auditor’s independence, in accordance with Independence Standards Board Standard No. 1 and applicable law. The Audit Committee shall, at least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised by the most recent quality control or peer review, or governmental or professional inquiry within the preceding five years, and steps taken by the independent auditor to address any such issues. The Audit Committee shall discuss with the auditor its independence, such disclosed relationships and control matters that may impact on the objectivity or independence of the independent auditor. The Committee shall take such actions in its judgment as are necessary or appropriate to assure the independence of the auditor. The Audit Committee, or the Chair of the Committee, shall pre-approve the fees to be paid to the independent auditor for all services.

A-1

Committee Duties and Responsibilities

In carrying out its responsibilities, the Committee will:

•	Review the adequacy of the Audit Committee Charter annually and submit Charter revisions to the Board for consideration, as required.
•

Review the annual audited and the quarterly financial statements, and management’s discussion and analysis of financial condition and results of operations, with the independent auditor, management and the internal auditors. This review will cover both the acceptability and the quality of the Corporation’s financial statements, including the matters required by Statement on Auditing Standards No. 61.

•	Generally discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance, which have been provided to analysts and rating agencies.
•	Discuss policies with respect to risk assessment and risk management.
•

Review with the independent auditor, management and the internal auditors the acceptability and application of policies and practices with respect to accounting, reporting and auditing, and the adequacy of internal controls.

•	Provide for pre-approval of the scope of all services to be provided by the independent auditor and the fees associated therewith.
•	Set hiring policies for employees and former employees of the independent auditor.
•	Recommend to the Board of Directors the inclusion of the audited financial statements in the Corporation’s Form 10-K Annual Report to the Securities and Exchange Commission.
•	Issue an annual Audit Committee Report for inclusion in the Corporation’s Proxy Statement.
•	Resolve disagreements which may arise between management and the independent auditor regarding financial reporting.
•	Review with the independent auditor any audit problems or difficulties and management’s response.
•	Assure that the Corporation has adequate, independent procedures for:
•	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters;
•	the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•

the reporting of allegations of material violations of securities laws and fiduciary requirements by attorneys representing the Corporation and its majority owned subsidiaries in practice before the Securities and Exchange Commission.

•

Provide oversight of the internal audit and environmental, health and safety audit functions of the Corporation, including review and discussion of reports at least annually by these functions summarizing audit findings and implementation by management of recommendations made by the auditors.

•	Review the status of pending material litigation, and legal and business conduct compliance.
•	Conduct an annual performance evaluation of the Committee.
•	Report Audit Committee activities to the Board.

A-2

APPENDIX B

Public Service Enterprise Group Incorporated
2004 Long-Term Incentive Plan

1. Purposes

The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility; to motivate Participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align Participants’ interests with those of the Company’s shareholders and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

2. Effective Date

The Plan shall be effective as of April 20, 2004, if it is approved by vote of the holders of Common Stock of the Company at the 2004 Annual Meeting of Stockholders. The Plan shall have a term of ten years from its Effective Date. In the event of Plan termination or expiration, any then-outstanding Award shall remain in effect pursuant to the terms of its Award Grant. On and after the Effective Date, no Options or other awards shall be granted under any of the Prior Plans.

3. Definitions

Capitalized terms used in this Plan have the meanings specified in this Section 3:

“Award” means a grant to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Cash Awards or any combination thereof.

“Award Grant” means the written notification or agreement confirming an Award and setting forth the terms and conditions thereof.

“Board of Directors” means the Board of Directors of the Company and, when used in the context or actions taken or authorized to be taken by the Board of Directors, means not less than a quorum of the whole Board of Directors of the Company.

“Cash Award” means the right to receive a Performance Award denominated in cash with the eventual payment amount subject to achievement of goals relating to specified Performance Measures and subject to such other restrictions and conditions as may be established by the Committee.

“Cause” means an act of dishonesty, moral turpitude or an intentional or grossly negligent act, in each case, detrimental to the best interests of the Company or a Subsidiary, including violation of the Company’s Standards of Integrity, as determined by the Committee.

“Change in Control” means the occurrence of any of the following events:

(1)

any “Person” (within the meaning of Section 13(d) of the Exchange Act) is or becomes the beneficial owner within the meaning of Rule l3d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

(2)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 21, 2004, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 21, 2004 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)

there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(4)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing subparagraphs (1), (2), (3) and (4), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Organization and Compensation Committee of the Board of Directors described in Section 4, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Organization and Compensation Committee as described in Section 4.

“Common Stock” means the Company’s authorized Common Stock, no par value, except as this definition may be modified as provided in Section 13.

“Company” means Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

“Covered Employee” means a person defined as such in Code section 162(m)(3) and regulations thereunder.

“Date of Termination” means the first day occurring on or after the date or grant of an Award on which the Participant is not performing services as an Employee for the Company or any Subsidiary, regardless of the reason for cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Participant’s services shall not be considered terminated while the Participant is on an approved leave of absence from the Company or a Subsidiary. Unless determined otherwise by the Committee, if, as a result of a sale or other transaction, the organization for which a Participant is performing services as an Employee ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services as an Employee for the Company or an organization that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

“Director” means any member of the Board of Directors who is not an Employee.

“Disability” shall have the meaning ascribed to such term in the Company’s Long-Term Disability Plan. For the purposes of this Plan, the question whether a Participant’s condition shall be considered a Disability shall be determined in each case by the Committee and such determination by the Committee shall be final.

“Effective Date” shall have the meaning set forth in Section 2.

“Employee” means any employee of the Company or a Subsidiary who is receiving remuneration for personal services rendered to the Company or Subsidiary, including any such person who is an officer of the Company or Subsidiary, other than (1) solely as a director of the Company or a Subsidiary, (2) as a consultant, (3) as an independent contractor, (4) as an individual who is a “leased employee” within the meaning of Code section 414(n), or (5) any other individual engaged by the Company or Subsidiary in a relationship that the Company characterizes as other than an employment relationship or who has waived his rights to coverage as an employee (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Subsidiary for the purposes of the Code or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period from the date of grant of an Option or Stock Appreciation Right to the Expiration Date of such Option or Stock Appreciation Right.

“Exercise Price” means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option.

“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date specified in the Award Grant after which such Option or Stock Appreciation Right may not be exercised; provided that the Expiration Date shall not be later than the earliest to occur of:

(i)	the ten-year anniversary of the date of grant;

(ii)	if the Participant’s Date of Termination occurs by reason of Retirement, death or Disability, the three-year anniversary of such Date of Termination;
(iii)	if the Participant’s Date of Termination occurs by reason of involuntary termination without Cause, the 90th day after the Date of Termination;
(iv)	if the Participant’s Date of Termination occurs by reason of involuntary termination for Cause, the Date of Termination;
(v)	if the Participant’s Date of Termination occurs voluntarily or for any other reason not described above, the Date of Termination.

The Committee in its sole discretion may establish an Expiration Date later than as described above, but not later than the ten-year anniversary of the date of grant. Notwithstanding the foregoing, if the Participant’s Date of Termination occurs by reason of death or Disability or if death or Disability of the Participant occurs after Retirement or involuntary termination without Cause and before the otherwise applicable Expiration Date, the Expiration Date for a Non-Statutory Option or a Stock Appreciation Right which was exercisable as of the date of death or Disability or which becomes exercisable by reason of death or Disability shall not be earlier than the first anniversary of the date of Date of Termination.

“Fair Market Value” as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange—Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are sales. If the shares are not then listed on the NYSE, and if the shares of Common Stock are then listed on any other national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange or on the NASDAQ National Market System or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the NASDAQ, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding such date for which such prices are available.

“Incentive Option” means an Option which is an “incentive stock option” as defined in Code section 422.

“Non-Statutory Option” means an Option which is not intended to qualify as an Incentive Option as defined above.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.

“Participant” means an Employee selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Grant.

“Performance Award” means an Award of Performance Shares and/or a Cash Award.

“Performance Goal” means a target based on Performance Measures that is established by the Committee in connection with a Performance Award; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or Subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Performance Measures” means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; safety performance; OSHA recordable rate; lost time accident rate; forced outage rate; nuclear capacity factor; INPO rating; availability factor; customer average interruption duration index (CAIDI); system average interruption frequency index (SAIFI); or leak rate per mile. Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

“Performance Share” means a grant of shares of Common Stock which is contingent on achievement of Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

“Plan” means this Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan.

“Prior Plans” mean the Public Service Enterprise Group Incorporated 1989 Long-Term Incentive Plan and Public Service Enterprise Group Incoporated 2001 Long-Term Incentive Plan.

“Restricted Stock” means a grant of shares of Common Stock subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of a period of service by the Participant, or achievement of other objectives, including Performance Goals, as determined by the Committee. Subject to any such forfeiture, the Participant shall be currently entitled to dividends on such shares and shall be entitled to vote such shares.

“Restricted Stock Unit” means a grant of a Stock Unit which is subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

“Retirement” means cessation of services as an Employee for the Company or a Subsidiary by reason of retirement under the provisions of any formal retirement plan of the Company or Subsidiary.

“Stock Appreciation Right” means a grant of an award that will enable the Participant to receive shares of Common Stock or cash equal to the appreciation in value, if any, of the Common Stock between the the Fair Market Value of the Common Stock on date the Stock Appreciation Right is granted and the Fair Market Value of the Common Stock on a future exercise date.

“Stock Unit” means a right to receive shares of Common Stock in the future.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

“Successor” means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 11or, if none, under the Participant’s will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such Awards or shall have died intestate, by the Participant’s legal representative or representatives.

4. Administration

The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors which shall consist of not less than three Directors of the Company appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is an “outside director” within the meaning of regulations under Code section 162(m) and a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

The Committee shall keep minutes of its meetings. One-third of the entire Committee, or two members, whichever is greater, shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

Within the limits of the express provisions of the Plan, the Committee shall have the authority, subject to such orders or resolutions, not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board of Directors, in its discretion to determine the individuals to whom, and the time or times at which, Awards shall be granted, the type of Award grants, the number of shares of Common Stock to be subject to each Award, the limitations, restrictions and conditions applicable to each Award grant, the terms and provisions of agreements that may be entered into in connection with Award grants (which need not be identical), to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

In making its determinations relating to Award grants, the Committee may consult with the Chief Executive Officer of the Company and may take into account the recommendations of the Chief Executive Officer with respect to grants made to other Employees. The Committee may also take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant.

The Committee’s determinations on the matters regarding this Plan (including matters referred to in this Section 4) shall be conclusive and shall be binding on the Company, its Stockholders, its Affiliates, all Participants, all other Employees and all other persons. Except to the extent prohibited by applicable law or the applicable NYSE rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Chief Executive Officer of the Company or a committee of officers of the Company, except with respect to Awards to any Covered Employee or to an officer or other person subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revised or revoked by the Committee at any time.

5. Eligibility

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees who will be granted one or more Awards under the Plan, and who thereby will become “Participants” in the Plan.

(A)

In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of such Employee’s services and accomplishments, such Employee’s present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

(B)

The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any Participant or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any Participant or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any Participant or other individual at any time.

(C)

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(D)	Awards need not be uniform among Participants. The receipt of an Award by a Participant shall not entitle that Participant to receive an Award in the future.

6. Shares Available

The type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

(A)

The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and held as treasury shares, including shares purchased in the open market or in private transactions, all at the time of the Award.

(B)

Subject to adjustment as provided in Section 13 herein, the maximum number of shares of Common Stock available for issuance to Participants under the Plan (the “Share Authorization”) shall be the 12,975,150 authorized shares of Common Stock not issued or subject to outstanding awards under the Prior Plans as of the Effective Date and (b) any shares of Common Stock subject to the 8,864,265 outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 20,000,000 shares of Common Stock.

(C)	Subject to Section 13, the following additional maximums are imposed under the Plan:
(1)	The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Options shall be one million (1,000,000) shares.
(2)

The maximum number of shares of Common Stock that may be issued by Options that are not intended to be Incentive Options shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

(3)

The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

(4)	The maximum number of shares that may be covered by Awards granted to any one individual pursuant to this Plan shall be one million (1,000,000) shares during any 36 month period.
(5)

For Cash Awards that are intended to be “performance-based compensation” (within the meaning of regulations under Code section 162(m)), the maximum Awards payable in cash to any one individual for a 36-month performance period shall not exceed ten million dollars ($10,000,000). Such maximum shall be reduced proportionately in the case of a performance period of less than 36 months and shall be increased proportionately for a performance period of longer than 36 months (but no further adjustment shall be made in the case of a performance period of greater than 60 months). If, after an amount has been earned with respect to a Cash Award, the delivery of such amount is deferred pursuant to Section 7(B), any additional amount attributable to earnings during the deferral period shall be disregarded for purposes of this limitation.
(D)

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of the Common Stock, for Awards not involving shares of Common Stock, shall be available again for grant under the Plan. Moreover, if the Exercise Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of shares of Common Stock issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards.

7. Awards

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards to Participants consisting of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Cash Awards or any combination thereof, as more fully described in Sections 8 through10, subject to such terms and conditions as the Committee deems appropriate. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other compensation plan of the Company or any Subsidiary, including the plan of any acquired entity. The Committee may permit or require that any Award be prorated to the date of any termination of employment.

(A)	Dividends and Dividend Equivalents

The Committee may provide that Awards denominated in Common Stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

(B)	Deferrals

The Committee may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, conversion of deferred amounts into deferred Common Stock equivalents, or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

(C)	Settlements

Settlement of Awards may be in the form of cash, shares of Common Stock, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose.

8. Options and Stock Appreciation Rights

The Committee may grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute either Incentive Options or Non-Statutory Options. Non-Statutory Options shall be identified as such in the Award Grant. The Committee may grant Stock Appreciation Rights either (i) independently of Options or (ii) in tandem with Options such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share. The grant of each Option or Stock Appreciation Right shall be confirmed in writing by an Award Grant in the form prescribed by the Committee.

(A)	Exercise Price

At the time an Option or Stock Appreciation Right is granted, the Committee shall determine the Exercise Price. Except for adjustments as provided in Section 13, the Exercise Price for any outstanding

Option or Stock Appreciation Right may not be decreased after the date of grant nor may any outstanding Option or Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price.

(B)       Exercise Period

Each Option or Stock Appreciation Right granted under this Plan shall be exercisable during such period and under such circumstances as the Committee shall determine, subject to the following rules:

(1)	An Option or Stock Appreciation Right must be exercised prior to the Expiration Date.
(2)

Each Option or Stock Appreciation Right shall become exercisable upon the occurrence of a Change in Control whether or not otherwise then exercisable under the provisions of the applicable Award Grant relating thereto.

(3)	The effect of a Participant’s cessation of performance of services as an Employee for the Company or a Subsidiary shall be as follows:
(i)

Retirement. If cessation of performance of services as an Employee is the result of Retirement, the Participant may exercise any outstanding Option or Stock Appreciation Right that had become exercisable under the terms of the applicable Award Grant prior to the Date of Termination before the Expiration Date.

(ii)

Death. If a Participant dies while the Participant is continuing to perform services as an Employee for the Company or a Subsidiary or during the period following Retirement and before the Expiration Date, the Successor may exercise the Participant’s Options or Stock Appreciation Rights at any time prior to the Expiration Date, whether or not such Options or Stock Appreciation Rights were exercisable on the date of the Participant’s death under the applicable Award Grant.

(iii)

Disability. If the Committee determines that a Participant ceased to perform services as an Employee for the Company or a Subsidiary because of Disability, any Option or Stock Appreciation Right held by such Participant on the Date of Termination may be exercised (whether or not such Option or Stock Appreciation Right was exercisable on the Date of Termination under the provisions of the Award Grant relating thereto) at any time prior to the Expiration Date.

(iv)

Involuntary Termination without Cause. If the Participant ceases to perform services as an Employee for the Company or a Subsidiary involuntarily without Cause, the Participant may exercise any outstanding Option or Stock Appreciation Right which was vested on the Date of Termination at any time before the Expiration Date.

(v)

Involuntary Termination for Cause. If the Participant ceases to perform services as an Employee for the Company or a Subsidiary involuntarily for Cause, any outstanding Option or Stock Appreciation Right held by such Participant shall be immediately cancelled.

(vi)

Other Termination. If the Participant ceases to perform services for the Company or a Subsidiary for any reason other than as set forth in subparagraphs (i) through (v) above, any outstanding Option or Stock Appreciation Right held by such Participant shall be immediately cancelled.

(C)       Exercise Procedures

Each Option or Stock Appreciation Right granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Exercise Period, for such number of shares as shall be prescribed by the provisions of the Award Grant evidencing such Option or Stock Appreciation Right, provided that:

(1)

An Option or Stock Appreciation Right may be exercised by the Participant or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to which such notice applies.

(2)

The aggregate Exercise Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than six months, whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the

Exercise Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide.
(3)

As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Exercise Price of the shares with respect to which an Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or Successor and shall be delivered to the Participant, Participant’s agent or Successor. If any part of the Exercise Price is paid on a deferred basis (to the extent such deferral is permitted by the Committee), the shares for which payment has been deferred shall be registered in the name of the Participant or Successor but the certificate or certificates representing such shares shall not be delivered to the Participant or Successor until the Exercise Price for such shares has been paid in full.

(D)      Special Rules Relating to Incentive Options

(1)	No Incentive Option may be granted to an individual who is not an Employee of the Company or a Subsidiary.
(2)

The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code section 422.

9. Other Stock Awards

The Committee may make Awards consisting of Restricted Stock or Stock Units containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Unless otherwise authorized by the Committee, as a condition of receiving an Award consisting of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant. If the right to become vested in a Restricted Stock Award granted under this Section 9 is conditioned on the completion of a specified period of service as an Employee with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation or to replace forfeited awards from a prior service recipient, then, unless otherwise determined by the Committee and set forth in a Participant’s Award Grant, the required period of service for full vesting shall be not less than three years, subject to acceleration of vesting in the following circumstances:

(A)	to the extent permitted by the Committee, in the event of the Participant’s Retirement, death, Disability, or termination by the Company without Cause;
(B)

in the event of a Change in Control, unless such Award is replaced by an award of equivalent value provided by the continuing entity which replacement award vests not later than the replaced Award and, to the extent not previously vested, vests in full in the event of any involuntary cessation of performance of services for the continuing entity within 18 months following the Change in Control (other than involuntary termination for Cause).

10. Performance Awards

The Committee may make Awards consisting of Performance Shares, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Performance Awards shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period (not less than one year) prescribed by the Committee. For Awards under this Section 10 intended to be “performance-based compensation” within the meaning of regulations under Code section 162(m), the grant of the Awards and the performance goals shall be made during the period required under Code section 162(m). In the event that a Change in Control occurs after a Performance Award has been granted but before completion of the performance period, a pro rata portion of such Award shall become payable as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Goals relating to the portion of the performance period completed as of the date of the Change in Control. Unless otherwise directed by the Committee, as a condition of receiving an Award consisting of Performance Shares, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Performance Shares as income on the Date of Grant.

11. Non-Transferability

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise his or her Awards after the Participant’s death. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

12. Listing and Registration of Shares and Restrictions on Shares

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee. The Board of Directors or the Committee may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

The Committee may impose such restrictions on any shares acquired pursuant to Restricted Stock Awards as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such shares are then listed and/or traded and with any blue sky or state securities laws applicable to such shares.

Certificates representing shares subject to Restricted Stock Awards may bear a legend substantially as follows: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan, and in an award document. A copy of such Plan and award documents may be obtained from Public Service Enterprise Group Incorporated.”

The Company shall have the right to retain certificates of shares that are subject to Restricted Stock Awards until such time as all restrictions applicable to such shares have been satisfied. Shares subject to Restricted Stock Awards shall become freely transferrable (subject to applicable laws and Company imposed trading restrictions), and legends on share certificates shall be removed, once all restrictions applicable to such shares have been satisfied.

The Committee may require Participants to execute stock powers or other similar instruments in order to facilitate the return to the Company of shares upon forfeiture of Restricted Stock Awards.

13. Adjustments

The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants and provided, further, that no such adjustment shall be made to Awards to Covered Employees if it would cause such Awards to no longer qualify as “performance-based compensation” for purposes of Code section 162(m).

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan or that may be subject to Awards of a specified type and/or to any individual; (ii) the number of shares covered by outstanding Awards to any individual under the Plan; and/or (iii) the applicable price per share with respect to any outstanding Options, Stock Appreciation Rights and other Awards under the Plan.

14. Tax Withholding

Delivery of any cash, shares, dividends or any other benefits under the Plan is subject to withholding of applicable taxes. The Committee unilaterally or by arrangement with the Participant or Successor shall make appropriate provision for satisfaction of withholding taxes in the case of any transaction under the Plan, which gives rise to a withholding requirement. The Committee, in its discretion, and subject to such requirements as the

Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns and which have been held for more than six months, or (to the extent of minimum statutory withholding requirements) through withholding of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

15. Amendments and Termination

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(B) or the maximum number of shares that may be issued, as Awards pursuant to Sections 8 through 10, to any individual, or (b) change the class of individuals eligible for Awards. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the amendment or termination by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment or termination is effective, provided that adjustments pursuant to Section 13 are not subject to such limitation. Subject to the foregoing and the requirements of Code section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of Participants, amend the Plan to preserve the Company’s tax deduction under Code section 162(m).

16. Foreign Jurisdictions

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable, to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

17. Compliance with Code section 162(m)

With respect to Covered Employees, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee would result in the loss of such deduction, it shall be deemed null and void as relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

18. Notices

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 80 Park Plaza, Newark, New Jersey 07102, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or Subsidiary or, if applicable, to the Participant’s Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.

19. General

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the singular shall include the plural and the plural shall include the singular.

The titles and headings of the sections of the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

The provisions of the Plan shall take precedence over any conflicting provision contained in an Award. All matters relating to the Plan or an Award granted hereunder shall, to the extent not preempted by Federal law, be governed and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws.

The Plan and Award Grants shall be binding on Successors and on successors to the Company, whether the existence of such successor to the Company is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

DIRECTIONS:

FROM THE SOUTH	FROM THE WEST	FROM THE NORTH,
Via New Jersey Turnpike:	Via Route 280:	NORTHEAST AND
Follow NJ Turnpike North to	Follow Route 280 East to	NEW YORK CITY
Exit 15W (Newark/The	Exit 15 (Route 21 South —	Via New York City:
Oranges). After toll booth,	Downtown). At bottom of ramp	From GW Bridge or Lincoln
follow Route 280 West to	(traffic light), make a	Tunnel follow signs to NJ
Exit 15A (Route 21 —	right onto Route 21 South,	Turnpike South. Take NJ
Downtown/Arts). Follow signs	(McCarter Highway). Follow	Turnpike South to Exit 15W.
to Route 21 South (McCarter	Route 21 South to Center	From Holland Tunnel follow
Highway). Make a right onto	Street, make a right onto	signs to NJ Turnpike North.
Route 21 South, (McCarter	Center Street.	Take NJ Turnpike North to
Highway). Follow Route 21		Exit 15W. Follow directions
South to Center Street, make		from Exit 15W below.
a right onto Center Street.

Via the Garden State	Via Route 78:	Via New Jersey Turnpike:
Parkway:	Follow Route 78 East to Exit	Follow NJ Turnpike South to
Follow Garden State Parkway	58A (Newark, Downtown, Arts).	Exit 15W (Newark/The Oranges).
North to Exit 142 (Route 78)	Stay right and follow	After toll booth
Follow Route 78 East to	Routes 1 & 9 South to	follow Route 280 West to
Exit 58A (Newark, Downtown,	Route 21 North (McCarter	Exit 15A (Route 21 —
Arts). Stay right and follow	Highway). You will travel	Downtown). Follow signs to
Routes 1 & 9 South to	across the viaduct into	Route 21 South (McCarter
Route 21 North (McCarter	downtown Newark. After	Highway). Make a right onto
Highway). You will travel	crossing the viaduct, stay	Route 21 South, (McCarter
across the viaduct into	in the right hand lane until	Highway). Follow Route 21
downtown Newark. After	you see Don Pepe’s Restaurant.	South to Center Street, make a
crossing the viaduct, stay in	Take jughandle to cross	right onto Center Street.
the right hand lane until you	Route 21 onto Center Street.
see Don Pepe’s Restaurant.		Via Garden State Parkway:
Take jughandle to cross Route 21		Follow Garden State Parkway
onto Center Street.		South to Exit 145. Follow signs
to Route 280 East. Follow Route
280 East to Exit 15 (Route 21
South — Downtown). At bottom of
ramp (traffic light), make a right
onto Route 21 South,
(McCarter Highway). Follow
Route 21 South to Center
Street, make a right onto
Center Street.

Please note that NJ Transit is currently working on road and rail improvements around NJPAC. You may wish to allow additional time to reach the theater.

Up-to-date information on construction activities and conditions in the downtown Newark area are available from the following sources:

*	Call 1-888-GO-NJPAC and press 3-2-1 for up-to-date information 24 hours a day.
*	Tune in to WBGO for traffic reports between 6-9 am and 4-6:30 pm weekdays only.
*	On the Internet at www.njcommuter.com.
*

Variable message signs will display real-time travel updates on the main access roads into Newark (Routes 1/9,22, 78, 280) between 4 am and 8:30 pm on weekdays and between 10 am and 8 pm on weekends and holidays.

Directions for reaching Newark, New Jersey, by bus or train may be obtained by calling New Jersey Transit at 1-800-772-2222 from Northern New Jersey and Mercer County, 1-800-582-5946 from Southern New Jersey and 1-973-762-5610 from outside of New Jersey.

Public Service Enterprise Group Incorporated
80 Park Plaza, Newark, New Jersey 07101-1171

NJPAC

Newark

McCarter
Highway

1&9

280

21

22

1&9

NJ TPKE

Newark Int’l Airport
MILES

0

3

Military Park
underground

B

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O

A

D

S

T

R

E

E

T

PARK
PLACE

P

N

21

P

P

PARK
PLACE

RECTOR STREET

MULBERRY

ST

M

c

C

A

R

T

E

R

H

W

Y

B

u

s

D

r

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p

-

O

f

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CENTER
STREET

Theater
Square

Arrival
Court

Symphony
Garden

NEW JERSEY
PERFORMING ARTS

Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed. Detailed directions appear on the immediately preceding page.

APPENDIX 1
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 80 PARK PLAZA, P.O. BOX 1171 NEWARK, NEW JERSEY 07101-1171

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we’ve provided or return to Public Service Enterprise Group Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒		PSEGR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3
1.	ELECTION OF DIRECTORS:	For Withhold For All			To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominee for Class I term expiring in 2006 is:	All All		Except
01) Albert R. Gamper, Jr.

Nominees for Class II term expiring in 2007 are:
02) Ernest H. Drew 03) William V. Hickey 04) Richard J. Swift

Vote On Proposals					For	Against	Abstain
2.	Approval of the 2004 Long-Term Incentive Plan.
3.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for the year 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.					For	Against	Abstain
4.	Stockholder proposal relating to the nomination of at least two candidates for each open Board position.
If you wish to include comments and/or address changes, please mark this box and write them on the back where indicated.
Please indicate if you plan to attend the Annual Meeting by marking appropriate box.
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

ADMISSION TICKET

Public Service Enterprise Group Incorporated

2004 Annual Meeting of Stockholders

April 20, 2004 at 2:00 p.m. at the

New Jersey Performing Arts Center (NJPAC) - One Center Street, Newark, NJ 07102

(Registration Begins at 12:30 p.m.)

Please refer to the 2004 Proxy
Statement for maps and directions to the NJPAC.

For wheelchair and hearing impaired seating, please see a host/hostess for assistance.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

THANK YOU FOR VOTING.

PROXY FORM	PSEG	Public Service Enterprise Group Incorporated 80 Park Plaza, P.O. Box 1171 Newark, N.J. 07101-1171	PROXY FORM
Tear Here			Tear Here

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
April 20, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints E. James Ferland, Ernest H. Drew and Richard J. Swift, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) to be held on April 20, 2004 and at all adjournments thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side, sign it and date it, and return it promptly in the envelope provided.

Address Changes/Comments:

(If you noted Address Changes/Comments above, please mark the corresponding box on the reverse side.)